EXHIBIT (l) (2)

CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form N-4 of Separate Account VA FF (the “Registration Statement”) of our report dated April 19, 2023 relating to the statutory basis financial statements of Transamerica Life Insurance Company. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 27, 2023